 Exhibit 99.1

Stran & Company Appoints Experienced Information Technology Strategist,
David Leuci, as Chief Information Officer

Quincy, MA / September 19, 2023 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today announced that it has appointed David Leuci, an experienced information technology (IT) executive, as Chief Information Officer. Mr. Leuci will play a key role in enhancing Stran’s overall technology strategy, execution and leadership.

Andy Shape, Chief Executive Officer of Stran, commented, “We are excited to have David join our executive team. Given his extensive experience in the implementation of technology differentiators, both internal and customer-facing, we believe David will add significant value to our team. Stran is actively working to fully implement NetSuite into our operations along with other e-commerce initiatives using Adobe’s e-commerce platform, Magento Open Source. David brings the first-hand experience and a deep skillset utilizing both of these platforms that will allow us to maximize our technology investments and improve the overall efficiency of our business. Additionally, David supported the growth of his previous company from $20 million to over $400 million in annual revenue by implementing NetSuite and other innovative technologies.”

Mr. Leuci brings over 25 years of IT leadership experience within the software, e-commerce, consumer goods, asset management, fitness and healthcare industries. Most recently, Mr. Leuci served as Chief Digital Information Officer at The Energy Federation Inc., an industry leader in delivering energy efficiency solutions. Within this role, he led the company’s digital transformation efforts by building and executing internal technology strategies focused on innovation. Prior to The Energy Federation, Mr. Leuci was Senior Vice President and Chief Information Officer/Chief Technology Officer at Unidine Corporation, a food and dining management services company serving senior living facilities, community hospitals, behavioral health clients and corporate clients across the United States. During his time at Unidine, Mr. Leuci delivered an IT strategy that supported Unidine’s global growth vision. Specifically, Mr. Leuci developed and executed global business system strategies, introduced process frameworks, consolidated transactional systems, supported innovation, drove digitalization and allocated resources to meet evolving business challenges.

Mr. Leuci has also held management and director-level positions at IBM, Millennium Partners Sports Club Management LLC, and MRO Software Inc. Within these past executive roles, Mr. Leuci was responsible for executing strategic technology initiatives to improve operational efficiency, effect cost savings and increase market competitiveness. By integrating technology investments and resources into their operations, Mr. Leuci engineered productivity and profit-maximizing initiatives for industry-leading companies. Mr. Leuci holds a bachelor’s degree from Salem State University.

About Stran

Over the past 27 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com